EXHIBIT 28b






               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549


                            FORM 11-K
                          ANNUAL REPORT


                Pursuant to Section 15(d) of the
                 Securities Exchange Act of 1934


           For the fiscal year ended December 31, 1993

                  Commission File No. 33-34066


            CAPE COD DIVISION OF COLONIAL GAS COMPANY
   SAVINGS PLAN FOR LOCAL 13507 UNITED STEELWORKERS OF AMERICA
                             AFL-CIO-CLC
                      (Full title of the plan)


                      COLONIAL GAS COMPANY
  (Name of issuer of the securities held pursuant to the plan)


                        40 MARKET STREET
                  LOWELL, MASSACHUSETTS  01852
   (address of plan and principal executive office of issuer)

              Financial Statements and Schedules

The Cape Cod Division of Colonial Gas Company Savings Plan for Local 13507 United Steelworkers of America AFL-CIO-CLC (the "Plan") is established and maintained as a retirement program in full compliance with the Employee Retirement Income Security Act of 1974 ("ERISA"). The following plan financial statements and schedules were prepared in accordance with financial reporting requirements of ERISA and are filed herewith in lieu of the requirements of Items 1-3.


                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator and Barbara A. Field have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                         CAPE COD DIVISION OF COLONIAL GAS
                         COMPANY SAVINGS PLAN FOR LOCAL 13507
                         UNITED STEELWORKERS OF AMERICA AFL-CIO-
                         CLC
                                 (Name of Plan)



                         By:  Barbara A. Field, Manager of the Plan's
                              Operations

Date: April 7, 1994

                         COLONIAL GAS COMPANY
                         Plan Administrator,


                         By:  C. O. Swanson, President





       Report of Independent Certified Public Accountants


Colonial Gas Company
Administrator of Cape Cod Division of
   Colonial Gas Company Savings Plan
  for Local 13507


     We have audited the statements of financial condition of Cape Cod Division of Colonial Gas Company Savings Plan for Local 13507 as of December 31, 1993 and 1992, and the related statements of income and changes in fund equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects the financial condition of Cape Cod Division of Colonial Gas Company Savings Plan for Local 13507 as of December 31, 1993 and 1992, and the income and changes in fund equity for each of three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                   GRANT THORNTON

Boston, Massachusetts
April 7, 1994

     CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 13507
                        STATEMENTS OF FINANCIAL CONDITION

                              December 31, 1993

                                   Colonial Gas    Money
                                 Company Common    Market    Savings
        ASSETS                     Stock Fund      Fund       Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   65,983 shares (cost $1,120,504)  $1,484,618     $    -       $   -
   Secured Notes (Note C)                    -          -           -
   Other (Note F)                                  65,658      55,086
        Total investments            1,484,618     65,658      55,086

Cash                                        15         50           -
Receivable from Colonial Gas Company
   Participant Deposits                 25,595      1,744         845
Other                                       20        521         309
Due from Other Funds                     8,659      3,143         -
        Total assets                $1,518,907    $71,116     $56,240

   LIABILITIES AND EQUITY
Due to Other Funds                  $      -       $5,855      $3,873
Plan Equity - including net
   unrealized appreciation or
   depreciation of investments
   (Notes A and G)                   1,518,907     65,261      52,367

      Total liabilities and equity  $1,518,907    $71,116     $56,240


                                      Equity      Loan
        ASSETS                         Fund       Fund     Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   65,983 shares (cost $1,120,504)    $    -     $      -  $1,484,618
   Secured Notes (Note C)                  -      138,583     138,583
   Other (Note F)                    181,483            -     302,227

        Total investments            181,483      138,583   1,925,428

Cash                                       -            -          65
Receivable from Colonial Gas Company
   Participant Deposits                6,160            -      34,344
Other                                    387            -       1,237
Due from Other Funds                   1,201        5,855      18,858

        Total assets                $189,231     $144,438  $1,979,932


   LIABILITIES AND EQUITY
Due to Other Funds                   $      -      $9,130     $18,858
Plan Equity - including net unrealized
   appreciation or depreciation of
   investments (Notes A and G)        189,231     135,308   1,961,074

        Total liabilities and equity $189,231    $144,438  $1,979,932



        The accompanying notes are an integral part of these statements.


    CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 13507
                        STATEMENTS OF FINANCIAL CONDITION

                              December 31, 1992



                                   Colonial Gas    Money
                                 Company Common    Market    Savings
        ASSETS                     Stock Fund      Fund       Fund
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   53,726 shares (cost $839,252)   $1,141,678      $     -     $     -
   Secured Notes (Note C)                   -            -           -
   Other (Note F)                           -       49,482      39,531

        Total investments           1,141,678       49,482      39,531

Cash                                       14            -          72
Receivable from Colonial Gas Company
   Participant Deposits                17,939        1,026         700
Other                                       -          147         215
Due from Other Funds                    3,882          316           -

        Total assets               $1,163,513      $50,971     $40,518

                                   Colonial Gas    Money
                                 Company Common    Market    Savings
                                   Stock Fund      Fund       Fund

   LIABILITIES AND EQUITY
Due to Other Funds                  $       -      $     -   $      -
Plan Equity - including net unrealized
   depreciation or appreciation of
   investments (Notes A and G)      1,163,513       50,971     40,518

     Total liabilities and equity  $1,163,513      $50,971    $40,518



                                      Equity      Loan
        ASSETS                         Fund       Fund         Total
Investments (Notes A and C)
   Common Stock of Colonial
   Gas Company at market value -
   53,726 shares (cost $839,252)   $       -       $     -    $1,141,678
   Secured Notes (Note C)                  -        52,435        52,435
   Other (Note F)                    138,055             -       227,068
        Total investments            138,055        52,435     1,421,181

Cash                                      96             -           182
Receivable from Colonial Gas Company
   Participant Deposits                3,644             -        23,309
Other                                    248             -           610
Due from Other Funds                      87             -         4,285

        Total assets                $142,130       $52,435    $1,449,567





                                      Equity      Loan
                                       Fund       Fund         Total

   LIABILITIES AND EQUITY
Due to Other Funds                    $   -      $4,285        $4,285
Plan Equity - including net unrealized
   depreciation or appreciation of
   investments (Notes A and G)      142,130      48,150     1,445,282

      Total liabilities and equity $142,130     $52,435    $1,449,567

        The accompanying notes are an integral part of these statements.




     CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 13507
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                Year Ended December 31, 1993


                                   Colonial Gas    Money
                                 Company Common    Market    Savings
                                   Stock Fund      Fund       Fund
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                  $  74,149      $    -   $      -
   Dividends                              -            -      2,216
   Interest                              143       1,954        439
           Total investment income    74,292       1,954      2,655
Net realized gain on disposition of
   investments (Note H)                    -           -        742
Unrealized appreciation (depreciation)
   of investments (Notes A and G)     61,688           -       (970)
Contributions (Note C):
   Participants                      214,565      11,700     11,471
   Colonial Gas Company               43,733       2,226      2,392
           Total contributions       258,298      13,926     13,863
           Total net additions       394,278      15,880     16,290

Transfers to other plans              (1,302)      3,423     (3,873)
            Net increase             392,976      19,303     12,417

Plan equity:
   Beginning of year               1,163,513      50,971     40,518
   Inter-fund transfers              (37,582)     (5,013)      (568)
   End of year                    $1,518,907     $65,261    $52,367



                                      Equity      Loan
                                       Fund       Fund         Total
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                    $      -      $   -       $74,149
   Dividends                            3,215          -         5,431
   Interest                               203     17,264        20,003
           Total investment income      3,418     17,264        99,583
Net realized gain on disposition of
   investments (Note H)                23,299          -        24,041
Unrealized appreciation (depreciation)
   of investments (Notes A and G)      (7,381)         -        53,337
Contributions (Note C):
   Participants                        43,261          -       280,997
   Colonial Gas Company                 7,652          -        56,003
           Total contributions         50,913          -       337,000
           Total net additions         70,249     17,264       513,961

Transfers to other plans                3,583          -         1,831
            Net increase               73,832     17,264       515,792

Plan equity:
   Beginning of year                  142,130     48,150     1,445,282
   Inter-fund transfers               (26,731)    69,894             -
   End of year                       $189,231   $135,308    $1,961,074

        The accompanying notes are an integral part of these statements.

     CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 13507
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                Year Ended December 31, 1992


                                   Colonial Gas    Money
                                 Company Common    Market    Savings
                                   Stock Fund      Fund       Fund
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                   $ 59,605     $      -   $      -
   Interest                               80        1,781      2,447
         Total investment income      59,685        1,781      2,447

Net realized gain on disposition of
   investments (Note H)               15,242            -         73
Unrealized appreciation of investments
   (Notes A and G)                   168,368            -        (78)
Contributions (Note C):
   Participants                      176,376       11,278      7,615
   Other                                   -          797          -
           Total contributions       176,376       12,075      7,615
           Total net additions       419,671       13,856     10,057

Transfers to other plans             (48,086)           -          -
            Net increase             371,585       13,856     10,057

Plan equity:
   Beginning of year                 835,294       53,843     39,576
   Inter-fund transfers              (43,366)     (16,728)    (9,115)
   End of year                    $1,163,513      $50,971    $40,518



                                      Equity      Loan
                                       Fund       Fund         Total
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                     $      -   $     -      $59,605
   Interest                              2,281     2,306        8,895
           Total investment income       2,281     2,306       68,500
Net realized gain on disposition of
   investments (Note H)                    317         -       15,632
Unrealized appreciation of investments
   (Notes A and G)                       7,521         -      175,811
Contributions (Note C):
   Participants                         35,427         -      230,696
   Other                                   797         -        1,594
           Total contributions          36,224         -      232,290
           Total net additions          46,343     2,306      492,233

Transfers to other plans                     -         -      (48,086)
            Net increase                46,343     2,306      444,147

Plan equity:
   Beginning of year                    59,569    12,853    1,001,135
   Inter-fund transfers                 36,218    32,991            -
   End of year                        $142,130   $48,150   $1,445,282


        The accompanying notes are an integral part of these statements.


     CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL 13507
                 STATEMENTS OF INCOME AND CHANGES IN FUND EQUITY

                                Year Ended December 31, 1991

                                   Colonial Gas    Money
                                 Company Common    Market    Savings
                                   Stock Fund      Fund       Fund
Investment income:
   Dividends on Colonial Gas Company
     Common Stock                    $48,363      $     -   $     -
   Interest                               35        3,193     2,530
           Total investment income    48,398        3,193     2,530
Net realized gain on disposition of
   investments (Note H)                    -            -        12
Unrealized appreciation of investments
   (Notes A and G)                    99,437            -       489
Contributions (Note C):
   Participants                      153,263       18,334     8,059
   Other                               3,544            -         -
           Total contributions       156,807       18,334     8,059
           Total net additions       304,642       21,527    11,090
Withdrawals                             (825)         (14)        -
            Net increase             303,817       21,513    11,090

Plan equity:
   Beginning of year                 520,028       50,314    29,739
   Inter-fund transfers               11,449      (17,984)   (1,253)
   End of year                      $835,294      $53,843   $39,576


                                      Equity      Loan
                                       Fund       Fund       Total

Investment income:
   Dividends on Colonial Gas Company
     Common Stock                   $     -       $   -     $48,363
   Interest                             919         870       7,547
           Total investment income      919         870      55,910
Net realized gain on disposition of
   investments (Note H)               1,086           -       1,098
Unrealized appreciation of investments
   (Notes A and G)                   10,378           -     110,304
Contributions (Note C):
   Participants                      13,562           -     193,218
   Other                                  -           -       3,544
           Total contributions       13,562           -     196,762
           Total net additions       25,945         870     364,074
Withdrawals                               -           -        (839)
            Net increase             25,945         870     363,235
Plan equity:
   Beginning of year                 27,897       9,922     637,900
   Inter-fund transfers               5,727       2,061           -
   End of year                      $59,569     $12,853  $1,001,135

        The accompanying notes are an integral part of these statements.



CAPE COD DIVISION OF COLONIAL GAS COMPANY SAVINGS PLAN FOR LOCAL13507

                  NOTES TO FINANCIAL STATEMENTS

                DECEMBER 31, 1993, 1992 AND 1991

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Accounting Principles

         The financial statements of the Cape Cod Division of Colonial Gas Company Savings Plan for Local 13507 United Steelworkers of America AFL-CIO-CLC have been prepared in conformity with generally accepted accounting principles as applied to Employee Benefit Plans and in accordance with the terms of the Trust Agreement.

   Valuation of Investments

         Investments are held by a bank-administered trust fund and are stated at their approximate market value. The change in the difference between market value and the cost of the investment is reflected in the statement of income and changes in fund equity as unrealized appreciation or (depreciation) of investments.

NOTE B - SUMMARY OF PLAN PROVISIONS

Effective Date:       July 1,1986, as amended from time
                      to time.

Plan Year:            January 1 through December 31.

Coverage:             All employees of Colonial Gas
                      Company, whose terms of employment
                      are governed by a collective
                      bargaining agreement with Local 13507
                      and who satisfy the eligibility
                      requirements.

Eligibility:          Employees are eligible for membership
                      on either January or July 1
                      coincident with or next following the
                      date on which they have both:
                       (1)Attained the age of 21, and
                       (2)Completed six months of credited
                      service.

Normal Retirement     The normal retirement date of a
Date:                 member is the first day of the month
                      coinciding with or immediately
                      following his 65th birthday.

Normal Retirement     The normal retirement benefit of a
Benefit:              member on his normal retirement date
                      is equal to 100% of the amount
                      standing to the credit of his
                      accounts as of the valuation date
                      immediately following or coinciding
                      with his normal retirement date.


Normal Form of        The Plan offers members three methods
Payment:              of payment: (1) a lump sum, (2)
                      periodic installments of
                      substantially equal amounts over a 5,
                      10, or 15 year period or (3) purchase
                      of a single premium nontransferable
                      annuity contract from a legal reserve
                      life insurance company.

Early Retirement:     A member may retire early if he has
                      attained the age of 55 and has
                      completed at least five years of
                      credited service.
                      The benefit payable upon early
                      retirement is equal to the vested
                      portion of the amount standing to the
                      credit of his accounts as of the
                      valuation date immediately preceding
                      or coinciding with his early
                      retirement date.

Deferred Retirement:  A member who works past age 65 has
                      all the rights under the Plan that he
                      would have prior to his normal
                      retirement age and, upon retirement,
                      shall be entitled to receive 100% of
                      the amount standing to the credit of
                      his accounts.

Vesting:              A member who terminates employment
                      prior to becoming eligible for
                      benefits has a vested right to 100%
                      of the amount which he contributed.

Forfeiture:           A member who terminates his
                      employment prior to becoming eligible
                      for benefits and does not have a 100%
                      vested right to Company contributions
                      forfeits the amount not vested.  Such
                      forfeited Company contributions will
                      be used to reduce future required
                      Company contributions.

Pre-Retirement        In the event of the death of a
Death:                member, his designated beneficiary
                      will be entitled to receive 100% of
                      the amount standing to the credit of
                      his accounts as of the valuation date
                      coincident with or immediately
                      preceding the member's death.



Disability Benefit:   A member who becomes disabled to the
                      extent that he no longer remains in
                      the employ of the Company is entitled
                      to receive 100% of the amount
                      standing to the credit of his
                      accounts as of the valuation date
                      immediately preceding or coinciding
                      with the date of the member's
                      termination of employment due to
                      disability.

Plan Administrator:   Colonial Gas Company is the Plan's
                      Administrator and will determine the
                      benefits payable.


NOTE C - CONTRIBUTIONS AND INVESTMENT PROGRAMS

   The investment programs of the plan are as follows:
   Participant contributions - upon enrollment or re-enrollment, each participant shall direct that his contributions are to be invested in accordance with any of the following investment options:

     (a) 100% in the Colonial Gas Company Common Stock Fund
         (Colonial Gas Company, $3.33 Par Value Common Stock).

     (b) 100% in the Money Market Fund ("BayFunds
         Money Market Portfolio") maintained by BayBank.  This
         Fund consists of short-term investments including
         Bankers Acceptances, Certificates of Deposit and
         Repurchase Agreements.

     (c) 100% in the Equity Fund ("BayFunds Equity Portfolio") maintained by BayBank. This fund is composed of 100 -
         120 common stocks meeting certain minimum requirements.

     (d) 100% in the Savings Fund ("BayFunds Short-
         Term Yield Portfolio") maintained by BayBank. This Fund involves long-term investing, with maturities of 4 years or less. These investments include U.S. Treasury and Federal Agency Obligations, Certificates of Deposit and Commercial Paper.

     (e) In each of the above funds in multiples of 5%. Such direction may be revised on 30 day prior notice effective January 1, April 1, July 1 or October 1 of any year (prior to 1994, revisions were only allowed effective on April 1 or October 1).

     (f) Upon a participant's application, the Plan Administrator may lend a participant an amount which, when aggregated with all of his other outstanding loans under the Plan, is not in excess of the lesser of $50,000 or 50% of the participant's accounts as of the date on which the loan is approved.  The minimum loan permissible is


     $1,000. The $50,000 limit is reduced by the highest outstanding loan balance in the prior twelve month period.

   Colonial Gas Company contributions - Colonial Gas Company shall contribute to the Plan for each month an amount equal to 50% of an employee's pre-tax contributions up through the first 5% of their monthly compensation, as designated by the employee. Company contributions are vested at the rate of 15% per year from the date of credited service. The portion of Company contributions which are not vested remain credited to each employee's account so long as he remains an employee. Non-vested contributions are forfeited upon termination of employment and are applied to reduce subsequent Company contributions. In addition, employees may make pre-tax contributions of up to an additional 10% of their monthly compensation which are not matched by the employer.


    The number of participants in each fund was as follows:

                                             December 31,
                                            1993      1992

   Colonial Gas Company Common Stock Fund   72        61
   Money Market Fund                        16        11
   Equity Fund                              25        18
   Savings Fund                             17         5
   Loan Fund                                14         8


    The total number of participants in the Plan was 72 and 63 at December 31, 1993 and 1992, respectively, which is less than the sum of the number of participants shown above because many were participating in more than one fund.

    Amounts contributed to the participants' accounts are taxable to the participants in the year of distribution.
    Contributions made by the participants are deductible for Federal income tax purposes up to specified limits.

NOTE D - STATUS OF PLAN

   The Plan received a favorable determination letter from the Internal Revenue Service dated October 1, 1992, granting a qualified tax status.



NOTE E - PRIORITIES UPON TERMINATION OF PLAN

   In the event of termination, partial termination, or discontinuance of contributions to the Plan by the Company, the rights of all members to amounts theretofore credited to their accounts shall be fully vested and nonforfeitable. In the event of termination, the Trustee shall distribute to the persons entitled thereto the balances of any undistributed accounts of terminated or retired members and the accounts of each member who continues in the employ of the Company either immediately or at such later date, no later than the termination of such employment, as the Trustee in its discretion may determine. Any distribution under this Section shall be in one lump sum. Distribution may be made wholly or partly in cash or in kind, provided that no person shall be required to accept distribution in any form other than cash.

NOTE F - INVESTMENTS - OTHER
                                           December 31, 1993

                                                       Approximate
                                                        Market
                                      Units     Cost     Value
Money Market Fund:
  BayFunds Money Market Portfolio    65,658     $65,658  $65,658
                                                $65,658  $65,658
Savings Fund:
  BayFunds Short-Term Yield Portfolio 5,558     $55,545  $55,086
                                                $55,545  $55,086
Equity Fund:
  BayFunds Equity Portfolio          16,528    $168,785 $181,483
                                               $168,785 $181,483


                                          December 31, 1992

                                                       Approximate
                                                        Market
                                      Units     Cost     Value
Money Market Fund:
  Bayfunds Money Market Portfolio    49,482    $49,482   $49,482
                                               $49,482   $49,482
Savings Fund:
  Bayfunds Money Market Portfolio       697     $  697    $  697
  BayBank Employee Benefit Money
   Market Plus                        3,815     38,323    38,834
                                               $39,020   $39,531
Equity Fund:
  Bayfunds Money Market Portfolio     3,165     $3,165    $3,165
  BayBank Pooled Equity Fund            485    114,812   134,890

                                              $117,977  $138,055

NOTE G - NET UNREALIZED APPRECIATION/(DEPRECIATION) OF INVESTMENTS

                               Colonial Gas
                                 Company
                                 Common      Savings  Equity
                                Stock Fund    Fund    Fund     Total

Balance at December 31, 1990     $34,621      $100   $2,180   $36,901
Change for the year 1991          99,437       489   10,378   110,304

Balance at December 31, 1991     134,058       589   12,558   147,205

Change for the year 1992         168,368       (78)   7,521   175,811

Balance at December 31, 1992     302,426       511   20,079   323,016

Change for the year 1993          61,688      (970)  (7,381)   53,337

Balance at December 31, 1993    $364,114    $ (459) $12,698  $376,353



NOTE H - NET REALIZED GAIN ON DISPOSITION OF INVESTMENTS

                                Year Ended December 31, 1993


                               Colonial Gas
                                 Company
                                 Common      Savings  Equity
                                Stock Fund    Fund    Fund     Total

Amount Realized               $      -       $47,129 $206,372  $253,501
Cost at Average                      -        46,387  183,073   229,460
Net realized gain             $      -          $742  $23,299   $24,041


                                Year Ended December 31, 1992

                               Colonial Gas
                                 Company
                                 Common      Savings  Equity
                                Stock Fund    Fund    Fund     Total

Amount Realized               $163,133       $28,323 $50,345   $241,801
Cost at Average                147,891        28,250  50,028    226,169
Net realized gain              $15,242           $73    $317    $15,632

                                Year Ended December 31, 1991

                               Colonial Gas
                                 Company
                                 Common      Savings  Equity
                                Stock Fund    Fund    Fund     Total

Amount Realized                $      -     $14,784  $38,049   $52,833
Cost at Average                       -      14,772   36,963    51,735
Net realized gain              $      -         $12   $1,086    $1,098

                        [END OF EXHIBIT 28b TO FORM 10-K/A]